Atlanta Market Update

Winter 2019

A summary of new development and
investment opportunity in the Atlanta Metro Area

UC Asset LP
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Disclaimer

This Atlanta Market Update (hereinafter "Update") is set to share certain information and opinions (hereinafter "Contents") regarding the real estate market in Metro Atlanta area and some of its submarkets. Contents contained in this Update are collected by the team of UC Asset LP(hereinafter the "Company") from public available sources(hereinafter "Sources"). The Company are not in any sense affiliated with any of these Sources, nor does the Company endorse, approve, agree, disagree or disapprove any of the Contents by or from these Sources. Neither does any of the Contents constitute an opinion, statement, projection or decision by the Company or its management. The act of collecting and sharing those Contents should not be regarded in any sense as a act to promote, market, offer to buy or sell, or solicitate for any securities issued by the Company. Any of the Contents may be erroneous, mistaken or inaccurate, and investors are cautioned not to place undue reliance on any of these Contents.

Table of Contents

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Introduction and Methodology

This report serves as an executive overview of current and future public and private investment activity in the Atlanta Metro Area and adjacent neighborhoods that have shown a sharp increase in value and investment activity over the past year.

Economic conditions, jobs, and population growth are primary factors in determining overall performance of the real estate market and investment opportunities that follow. Residential real estate investment opportunity typically follows high-profile public and private commercial and/or mixed-use development in transitional or underserved communities. In choosing the submarkets for this report, the following factors were considered for each selection:

- Private or private-public investment in mixed-use live/work/play development
- Private and public investment in neighborhood revitalization and infrastructure
- Proximity to quality, high-paying jobs
- Access to green space
- Access to Atlanta BeltLine
- Access to major interstates and highways

When a formerly underserved area begins to meet the above criteria, it is certainly ripe for investment opportunity. To offset the more alienating effects of gentrification on transitional enclaves in the Atlanta area, private investors are working with nonprofits and public institutions to implement creative solutions to foster diversity, preserve history, and build local economies, all for a greater and more vibrant Atlanta.

Economy, Jobs, and Population Growth

For year 2018, Georgia continues to rank in the top ten of best places to do business in the United States, with the Atlanta Metro Area being the hub of economic activity and population growth.

ECONOMY AND JOBS

I. Georgia economy ranks ninth best in U.S., with GDP annual increase of 3.9% (from 3Q2017 to 3Q2018) compared to the national annual increase of 3.4% (3Q2017 to 3Q2018)

II. Atlanta boasts 3.4% unemployment rate at year-end 2018 (3.7% national), down from 4.3% at year-end 2017

III. Top industries in Atlanta Metro Area bring quality, high-paying jobs: FinTech, Logistics, Health IT, Cybersecurity, and Film/Television

IV. Atlanta's tech job market has grown approximately 47% since 2010, likely due to Georgia Institute of Technology and Emory University producing top talent

V. Atlanta houses the headquarters of 15 Fortune 500 companies and 26 Fortune 1000 companies, which generate aggregate revenues of $357.9 billion; largest employers include Coca-Cola, Home Depot, UPS, and Delta

POPULATION GROWTH

i. Atlanta is third most rapidly growing city in the United States

ii. Approximately 100,000 people added to Metro Atlanta Area per year since 2013, bringing population close to 6,000,000 in 2018

iii. The abundance of high-paying jobs coupled with relatively low cost of living primary factors in population growth

Sources: U.S. Bureau of Economic Analysis, U.S. Department of Labor Statistics, Metro Atlanta Chamber of Commerce, Forbes

Real Estate Market Statistics and Forecasts

RESIDENTIAL REAL ESTATE MARKET

- Atlanta home prices steadily on the rise quarter after quarter, up 5.8% year-over-year; median home prices have increased 5.7% since 3Q2017 (S&P CoreLogic Case-Shiller Indices)
- Home prices dropped slightly in last half of 2018 as a market correction but are slowly on the rise once again
- Median price per square foot rose to $190, up 5.6% since 3Q2017 (FMLS)
- Atlanta housing inventory continues to shrink; still a seller's market
- "Amazon Effect" (up until November, Atlanta one of top contenders in Amazon HQ2 selection) a key contributor to home-price uptick, due to the infrastructure and tax changes enacted in effort to attract the e-commerce giant
- Abundance of tech opportunities attract high-earning top talent, most of whom are seeking to purchase high-end homes intown rather than suburbs
- Majority of new construction tailored to high-end buyers; and
- Sale prices continue to outpace rise in construction costs

FORECASTS FOR 2019

- Atlanta housing market likely to remain competitive in 2019 with no "cooling" trend for prices
- Industry experts agree that Atlanta is *not* in a housing bubble despite the steady growth;
- Lingering "Amazon Effect" most likely to push Atlanta home prices to fourth highest in the country for 2019
- Recent increases in mortgage rates show minimal effect on buyers, as rates continue to stand at a historical low comparative to prior years

Sources: S&P CoreLogic Case-Shiller Indices, FMLS, Trulia, Redfin, Atlanta Journal-Constitution, Curbed Atlanta

Investment Highlights

Public and private mixed-use development and adjacent transitional enclaves in the Atlanta Metro Area

DOWNTOWN: The Gulch

- CIM Group and Atlanta Hawks to develop area in Downtown Atlanta between Five Points and CNN Marta stations
- “Mini-city” live/work/play concept to span 40 acres and include office towers, residences, restaurants, hotels, and retail as well as green space
- Deal officially signed into law November 2018
- $5B construction budget with $2B incentives package granted by City of Atlanta
- Will drastically alter Downtown landscape
- Could lead to 37,000 permanent jobs for the city

Future bird’s eye view from Mercedes-Benz Stadium




West
The Optimist
ENGLISH AVENUE
Georgia Aquarium
World of Coca-Cola
Joseph E. Boone Blvd NW
Sheraton Atla
VINE CITY
Clark Atlanta University
TOWN
Northside Dr SW
Atlanta
Memorial Dr SW
CAPITAL GATEWAY
Pryor St SW
Fulton St SE

Future plaza



WESTSIDE TRANSFORMATION:

Planned development and neighborhood rejuvenation, extending from Mercedes-Benz Stadium to Northwest Atlanta



Quarry Yards Development
Neighborhood of Grove Park
Westside Park at Bellwood Quarry Development
Neighborhood of Bankhead
ROCKDALE
Westside Reservoir Park
GROVE PARK
CENTER HILL
BANKHEAD
ENGLISH AVENUE
GEORGIA TECH
Georgia Institute of Technology
WEST LAKE
WASHINGTON PARK
FLORIDA HEIGHTS
Westview Cemetery Inc
OLD FOURTH WARD
Centennial Olympic Park
Georgia Aquarium
Clark Atlanta
The Masquerade
CAPITAL GATEWAY
Central Park
Historic Fourth Ward Park
Publix Super Market at Piedmont
Emory University Hospital Midtown
Terminal West
The Optimist
West Egg Cafe
JCT. Kitchen & Bar
Antico
14th St NW
10th St NW
Jefferson St NW
Joseph E. Boone Blvd NW
Northside Dr NW
Marietta Blvd NW
N Ave NW
Whitehall St SW

Westside Park at Bellwood Quarry Development

- Will become Atlanta's largest park at completion
- $26.5M investment to be developed by Reeves Young/CERM/HGOR/Portman design team for the City of Atlanta
- 280 acres of greenspace to be developed surrounding a 2-billion gallon reservoir of backup water for the City of Atlanta
- Park to include an intricate design of trails, a pedestrian connection to the Proctor Creek Greenway and an overlook to the reservoir
- Phase I to be completed in 2019
- Real estate in neighboring communities of Bankhead and Grove Park to increase in value over the next two to three years





Sources: Curbed Atlanta, Reeves Young, Atlanta Business Chronicle, Atlanta BeltLine, Invest Atlanta; Renderings by City of Atlanta

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Quarry Yards Development


Phase 1:
View of Quarry Yards from Marta
OFFICE
MULTIFAMILY
MULTIFAMILY
LOFT OFFICE
COMMUNITY GREEN
OUTDOOR EVENT AREA
RESTAURANTS/RETAIL
PROCTOR CREEK GREENWAY
PROCTOR CREEK
marta
CBRE


View from Westside Quarry Park
marta
PROCTOR CREEK GREENWAY
PROCTOR CREEK

- Northwest Atlanta Land Fund LP purchased 75 acres for mixed-use development in 2017
- Plans announced in February 2018 for Urban Creek Partners and HKS Architects to create live/work/play community
- Will include 575,000 square feet of office space, 850 residential units, a 300-room hotel, 75,000 square feet of retail and restaurants;
- $400M investment to be completed as part of Phase I
- Adjacent to Bankhead MARTA station
- Quarry Yards to jumpstart initiative to build up communities that have struggled environmentally and economically on Atlanta's fringe, i.e. Grove Park, Bankhead, etc.
- Urban Creek partnering with Emerald Corridor LLC to restore nearby Proctor Creek, a neglected and polluted watershed that flows through Northwest Atlanta

Sources: Atlanta Business Chronicle, Urban Creek Partners, CBRE; Renderings by Urban Creek Partners/CBRE

Bankhead: West of Mercedes-Benz Stadium, southeast of new development at Quarry Yards

INVESTMENT LANDSCAPE & STATS

- Sharp increase in investment activity and sales began late 2017 / early 2018 with the completion of the Mercedes-Benz Stadium
- Median sales price up 47% since 2017 / $60/SF (up 3.4% since 2017); unrenovated, as-is properties selling between $65,000-250,000
- Brock Built Homes, formidable Atlanta-based builder, purchased 3.7 acre lot to build planned community ("The Finley") along Donald Lee Hollowell Parkway and is first major private investment outside of public redevelopment program; price point likely to fall between $300,000-400,000
- Arthur M. Blank Foundation awarded $37M toward revitalization of neighboring communities directly west and southwest behind Mercedes-Benz Stadium
- Close proximity to major interstates, Downtown and Bankhead MARTA station at future southeast corner of Quarry Yards



ROCKDALE
Westside Reservoir Park
Terminal West
The Optimist
West Egg Cafe
JCT Kitchen & Bar
Northside Dr NW
GROVE PARK
W Lake Ave NW
Joseph E. Boone Blvd NW
DIXIE HILLS
WEST LAKE
WASHINGTON PARK
Clark Atlanta University
ASHVIEW HEIGHTS
Spelman College

Prototype for Brock Built's "The Finley" development

Sources: Stats provided by FLMS; Redfin, FMLS, Arthur M. Blank Foundation, Brock Built Homes, Curbed Atlanta; Rendering by Brock Built Homes

Grove Park: Southwest of new developments at Westside Park and Quarry Yards



ROCKDALE
Westside Reservoir Park
Terminal West
The Optimist
West Egg Cafe
JCT Kitchen & Bar
Jefferson St NW
BANKHEAD
CENTER HILL
ENGLISH AVENUE
Joseph E. Boone Blvd NW
HOMES
DIXIE HILLS
WEST LAKE
WASHINGTON PARK
FLORIDA HEIGHTS
Northside Dr NW
Marietta Blvd NW

Rendering of future Woodson Park Academy

INVESTMENT LANDSCAPE & STATS

- Median sales price up 22.7% since 2017 ($92,250) / $67/SF (down 13% since 2017); unrenovated, as-is properties selling between $50,000-125,000
- Renovated homes fetching up to $275,000
- Atlanta BeltLine to extend bike paths and trails to edge of Grove Park community by 2020 as part of the Westside Park project
- Grove Park Foundation, a local nonprofit, spearheading neighborhood revitalization and secured $18.5M for Woodson Park Academy (K-8) to open in 2020
- High beautification potential, with tree-lined side streets and historical framed cottages, Tudors, and ranches
- Grove Park boasts a rich history and once a vibrant community from the 1920s until 1970s when it began to experience population decline as a result of Atlanta's suburban sprawl; once againseeing a resurgence of economic and cultural vibrancy

Sources: Stats provided by FMLS; Grove Park Foundation, Grove Park Atlanta, City of Atlanta, Zillow, Redfin; Rendering by Atlanta Public Schools

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SOUTHWEST ATLANTA: Pittsburgh Yards

- Annie E. Casey Foundation acquired 31-acre industrial brownfield site from UPS along Atlanta BeltLine with plans to create a economic catalyst for historically underserved area of Atlanta
- Partnered with Columbia Ventures and Core Venture Studio, both Atlanta-based firms, to bring vision to reality
- Site to include business co-op owned and operated by community residents, community-based nonprofit focused on workforce development, educational activities for youth, local art and culture, a park, and farmer's market
- Phase I to be completed Summer 2019
- At least 50% of hires for Phase I construction will go to local residents; at least 50% of new permanent jobs will go to local residents
- Neighboring communities of Pittsburgh and Adair Park have dramatically increased in value and investment activity over the past year and will continue to flourish

Rendering of future Pittsburgh Yards at completion




Clark Atlanta University
Krog Street Market
DOWNTOWN
EDGEWO
Atlanta
REYNOLDSTOWN
Spelman College
Ralph David Abernathy Fwy
SUMMERHILL
GRANT PARK
EAST ATLANTA VILLAGE
Zoo Atlanta
ORMEWOOD PARK
SOUTH ATLANTA
SYLVAN HILLS
LAKEWOOD HEIGHTS
Cellairis Amphitheatre at Lakewood
Starlight Drive-In Theatre and Flea Market

Sources: Annie E. Casey Foundation, Columbia Ventures; Renderings by Columbia Ventures

Adair Park / Pittsburgh: Southwest Atlanta, North of future Pittsburgh Yards


Georgia Aquarium
OLD FOURTH WARD
Clark Atlanta University
Krog Street Market
DOWNTOWN
Atlanta
Ralph David Abernathy Fwy
GRANT PARK
Zoo Atlanta
ORMEWOOD PARK
Perkerson Park
SYLVAN HILLS

Adair Park home sold in August 2018

INVESTMENT LANDSCAPE & STATS

- Adair Park / Pittsburgh a natural extension to southeast of developed neighborhood of West End; Adair Park slightly to west and adjacent to West End, Pittsburgh less developed to east
- Median sales price up 59.4% since 2017 ($110,000) / $84/SF (up 31.3% since 2017); unrenovated, as-is properties selling between $60,000-100,000
- Median sales price at $120,000 (up 7.7% from 2017); $103/SF (up 49.3% since 2017)
- Pittsburgh renovated properties fetching up to $250,000
- Adair Park renovated properties fetching up to $450,000; recent high-end reno sold for $529,000 in August 2018
- Properties selling for listing price and slightly above for in-demand homes
- Direct access to major interstates on either side, direct access to MARTA and Atlanta BeltLine
- Architecture includes historic bungalows, cottages, and ranches

Sources: Stats provided by FMLS; Curbed Atlanta, Keller Williams Intown Realty; Photo courtesy of Keller Williams Intown Realty

Sources

Annie E. Casey Foundation
Arthur M. Blank Family Foundation
Atlanta BeltLine
Atlanta Business Chronicle
Atlanta Intown
Atlanta Journal-Constitution
Atlanta Public Schools
CBRE
CIM Group
City of Atlanta
Columbia Ventures
Curbed Atlanta
FMLS
Forbes
Google Maps
Grove Park Atlanta
Grove Park Foundation
Invest Atlanta
Keller Williams Intown Realty
Metro Atlanta Chamber of Commerce
Redfin
Reeves Young
S&P CoreLogic Case-Shiller Indices
Trulia
U.S. Bureau of Economic Analysis
U.S. Department of Labor Statistics
Urban Creek Partners
Zillow